UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2005
TRIZEC PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16765	33-0387846
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10 S. Riverside Plaza, Suite 1100, Chicago IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(312) 798-6000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 14, 2005, the Board of Directors of Trizec Properties, Inc., based on the recommendation of the Compensation Committee of the Board of Directors, adopted and approved increases in non-employee director compensation for 2006 and beyond. In particular, the Board of Directors increased:
•	the annual retainer fee payable to each non-employee director from $55,000 to $70,000;

•	the annual retainer fee payable to the Audit Committee Chairman from $7,500 to $10,000;

•	the annual retainer fee payable to the Compensation Committee Chairman from $3,000 to $7,500;

•	the annual retainer fee payable to the Presiding Independent Director from $3,000 to $5,000; and

•	the annual retainer fee payable to any other committee chairmen from $3,000 to $5,000.
     Subject to certain exceptions, all such annual retainer fees are payable in shares of our common stock at the director’s election.
     Additionally, the Board of Directors increased:
•	the fee payable for each Board meeting from $1,000 to $1,500;

•	the fee payable for each Audit Committee meeting from $2,000 to $2,500; and

•	the fees payable for other committee meetings from $1,000 to $1,500 per meeting.
     The Board of Directors also approved a grant of 1,000 restricted stock rights to newly elected or appointed non-employee directors. These restricted stock rights and shares of our common stock that may be issued as part of the annual retainer fees as described above will be awarded under our 2002 Long Term Incentive Plan (as amended and restated effective May 29, 2003). In addition, our non-employee directors may elect to defer their receipt of all or a portion of their cash and/or stock compensation pursuant to the terms of our Non-Employee Directors Deferred Compensation Plan.
     A schedule outlining the terms of the non-employee director compensation arrangements described above is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
          (a) Not applicable.
          (b) Not applicable.
          (c) Not applicable.
          (d) Exhibits.
The exhibits required by this item are set forth on the Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC.
Date: December 15, 2005	By:	/s/ Timothy H. Callahan
Timothy H. Callahan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Non-Employee Director Fees and Other Compensation Schedule.